                                                                   Exhibit 10(a)

[LETTERHEAD OF JMP FINANCIAL,
    INC. APPEARS HERE]



                                                                   July 17, 1997


Mr. George W. Brawley
Chief Executive Officer
Mooresville Savings Bank SSB
347 North Main Street
Mooresville, North Carolina 28115



Dear Mr. Brawley:

     JMP Financial, Inc. ("JMP") is pleased to present this Agreement to Mooresville Savings (the "Bank" or "Mooresville Savings") to act as appraiser in its mutual-to-stock conversion and to prepare a business plan for the Bank in accordance with state and federal regulations. JMP is pleased to have the opportunity to associate itself with Mooresville Savings and believes that it is uniquely suited to serve the needs of Morresville Savings.

Services Provided
-----------------

     JMP Financial will provide an initial appraisal of the fair market value of Mooresville Savings and will update this appraisal as required by Moorseville Savings or its regulators according to the terms of this agreement.

     JMP Financial will also prepare a business plan for Mooresville Savings in compliance with federal regulations for filing with its application for conversion.

Fees
----

     JMP's fees for appraisal services will be $16,000 and its fee for the business plan will be $11,500. Mooresville Savings shall also reimburse JMP for its reasonable out-of-pocket expenses of JMP as they are accrued.

     Fees shall be payable according to the following schedule:

 .  Upon execution of this Agreement       --    $10,000
 .  Upon filing of the Appraisal           --    $ 7,000
 .  Upon filing of the Business Plan       --    $ 7,000
 .  Upon the earlier of closing of conversion to stock form or one year after
execution of this Agreement               --    All remaining fees and expenses

Indemnification
---------------

     The Bank agrees to indemnify and hold harmless JMP and each of its officers, directors, employees and agents, and each person who controls JMP within the meaning of Section 15 of the Securities Act of 1933, against any and all loss, claim, damage, liability

Page Two
Mr. Brawley
July 17, 1997


and expense (including reasonable attorney's fees) arising in connection with the performance of JMP's responsibilities thereunder, including any litigation arising from this Agreement or involving the subject matter hereof. Provided, however, that the Bank shall have no liability to JMP to the extent that any loss, claim, damage liability, or expense is found by a court of proper jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of JMP or any of its agents. Further, JMP shall notify the Bank promptly of the assertion of any claim against it in connection with the performance of JMP's responsibilities in connection with the conversion of the Bank from mutual-to-stock form or arising under this Agreement or involving the subject matter hereof. The Bank agrees that the indemnification and reimbursement commitment set forth in this agreement shall apply upon written notice to the Bank and regardless of whether JMP is a formal party to any such lawsuits or other proceedings; that JMP is entitled to separate counsel of its choice in connection with any of the matters to which such commitment relate; and that such commitments shall extend upon the same terms set forth in this agreement, to any controlling person, director, officer, employee or agent of JMP and shall survive any termination of this Agreement.

Confidentiality
---------------
     As part of this Agreement JMP agrees to hold all information provided by the Bank and to conduct all discussions with others in the strictest confidence possible in keeping with the performance of its services contemplated hereby.


Reliance Upon Information Provided by Mooresville Savings
---------------------------------------------------------
     Mooresville Savings understands that all analysis, opinions, conclusions and recommendations which are to be proffered by JMP will rely on the accuracy of information from and representations made by the bank and its employees and officers.

Notices
-------

     All notices required or permitted hereunder shall be in writing and shall be deemed delivered when personally served, or, three days, after being deposited in the United States mail, registered or certified, return receipt requested, as addressed as follows


                          If to JMP Financials, Inc.
                          --------------------------
                             JMP Financials, Inc.
                               753 Grand Marais
                         Grosse Pointe Park, Mi. 48230
                         Attn: Mr. John M. Palffy

Page Three
Mr. Brawley
July 17, 1997


                      If to Mooresville Savings Bank, SSB
                      -----------------------------------
                         Mooresville Savings Bank SSB
                             347 North Main Street
                       Mooresville, North Carolina 28115
                              Mr. George Brawley


Complete Agreement
------------------

     This Agreement sets forth the entire understanding among the parties as to the subject matter hereof and supersedes any other understanding or arrangement, written or oral, express or implied, between the parties.

Effectiveness of Agreement - Separability
-----------------------------------------

     If any provision of this Agreement is held to be void, unenforceable, unlawful or invalid, all of the other provisions hereof nevertheless continue in full force and effect as if such void, unenforceable, unlawful or invalid provisions were omitted. If any provision hereof shall be held to be void, unenforceable, or invalid by reason of the scope thereof, then such provision shall be construed and enforced to the extent of the fullest valid and enforceable scope thereof.

Amendments
----------

     This Agreement may not be amended except by written instrument signed by an officer of all parties at the time of the amendment, any other attempted amendments or supplements shall have no force or effect.

     We look forward to working with you and are prepared to proceed as soon as you deem it appropriate. If this Agreement meets with your approval please indicate so by executing below.


                                         Very truly yours,

                                         /S/[SIGNATURE APPEARS HERE]

                                         John Michael Palffy
                                         JMP Financial, Inc.
                                         President


ACKNOWLEDGEMENT AND ACCEPTANCE
------------------------------
Mooresville Savings Bank SSB


By: /s/ [SIGNATURE APPEARS HERE]
   -----------------------------

Its:   President
     ---------------------------